UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — May 9, 2005 (April 1, 2005)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada	001-13718	98-0364441
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hazelton Ave., Toronto, Ontario, Canada, M5R 2E3
(Address of principal executive offices and zip code)

(416) 960-9000
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

MDC PARTNERS INC.

TABLE OF CONTENTS

		Page
	PART I
Item 2.01	Acquisition or Disposition of Assets	3
Item 9.01	Financial Statements and Exhibits	4
	Signatures	10

References in this Report on Form 8-K to “MDC Partners”, “MDC”, the “Company”, “we”, “us”, and “our” refer to MDC Partners Inc. and unless the context otherwise requires or otherwise is expressly stated, its subsidiaries.

EXPLANATORY NOTE

This Form 8-K/A is an amendment to the registrant’s current report on Form 8-K, filed on April 1, 2005 (relating to the registrant’s membership unit acquisition of Zyman Group, LLC (“Zyman” or "Zyman Group") to file the financial statements and pro forma financial information omitted from the initial filing of the Current Report, in accordance with items 7(a) (4) and (b) (2), respectively.

Item 2.01. Acquisition Or Disposition Of Assets

For a description of the Registrant’s asset acquisition of Zyman, refer to Item 2 of the Registrant’s Current Report on Form 8-K, filed on April 1, 2005, which Item 2 is incorporated in its entirety herein by reference.

Item 9.01. Financial Statements And Exhibits

(a)	Financial Statements of Business Acquired

1.	Zyman Group, LLC and subsidiary audited financial statements as of December 31, 2004 and for the year ended December 31, 2004.

2.	Zyman Company, Inc. and subsidiary audited financial statements as of December 31, 2003 and for the year ended December 31, 2003.

3.	Zyman Company Inc. audited financial statements as of December 31, 2002 and for the year ended December 31, 2002.

(b)	Pro Forma Financial Information

Independent Auditor’s Report

To the Members of

Zyman Group, LLC and Subsidiary

We have audited the accompanying consolidated balance sheet of Zyman Group, LLC and Subsidiary as of December 31, 2004 and the related consolidated statement of income, changes in members’ equity, and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the Companies’ management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Zyman Group, LLC and Subsidiary as of December 31, 2004 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Moore Stephens Tiller LLC

Atlanta, GA
February 1, 2005

ZYMAN GROUP, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

December 31, 2004

ASSETS

Current Assets
Cash and cash equivalents	$2,610,583
Accounts receivable	9,442,611
Prepaid expenses and other current assets	1,551,058

Total current assets	13,604,252

Property and Equipment, Net of $1,328,222 accumulated depreciation	7,227,273
Other Assets	161,006

Total assets	$20,992,531

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$4,891,593
Current portion of long-term debt	3,040,699
Deferred revenue	543,751
Other current liabilities	507,663

Total current liabilities	8,983,706

Long-Term Debt	5,595,741

Total liabilities	14,579,447

Members’ Equity
Members’ equity	6,413,084

Total liabilities and members’ equity	$20,992,531

The accompanying notes are an integral part of these consolidated financial statements.

ZYMAN GROUP, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENT OF INCOME

For the Year Ended December 31, 2004

Revenues - Consulting Fees	$64,927,481
Cost of Revenues	22,257,834

Gross profit	42,669,647

Operating Expenses
Selling, general and administrative	11,416,528
Depreciation	1,105,191

Income from operations	30,147,928

Interest Income	5,071
Interest Expense	(315,296)
Loss on Sale of Assets	(382,105)
Other Income, Net	5,170

Net Income	$29,460,768

The accompanying notes are an integral part of these consolidated financial statements.

ZYMAN GROUP, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

For the Year Ended December 31, 2004

	Class A		Non-Class A		Total
	Units	Amount	Units	Amount	Units	Amount

Balance, December 31, 2003, as previously stated	48,745,937	$1,188,790	1,254,063	$320,193	50,000,000	$1,508,983

Prior period adjustment	—	(81,038)	—	(2,085)	—	(83,123)

Balance, December 31, 2003, as restated	48,745,937	1,107,752	1,254,063	318,108	50,000,000	1,425,860

Units issued by grant or exercise of options	(335,311)	—	335,311	—	—	—

Units cancelled	300,000	—	(300,000)	—	—	—

Contributed capital associated with equity based compensation	—	181,106	—	—	—	181,106

Share of net income	—	28,622,545	—	838,223	—	29,460,768

Distributions	—	(23,941,731)	—	(712,919)	—	(24,654,650)

Balance, December 31, 2004	48,710,626	$5,969,672	1,289,374	$443,412	50,000,000	$6,413,084

The accompanying notes are an integral part of these consolidated financial statements.

ZYMAN GROUP, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2004

Cash Flows from Opererating Activities:
Net income	$29,460,768
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	1,105,191
Loss on disposal of fixed assets	382,105
Equity based compensation	181,106
Changes in operating assets and liabilities:
Accounts receivable	(4,053,338)
Prepaids and other current assets	(1,106,181)
Other assets	(145,181)
Accounts payable and accrued expenses	1,771,229
Deferred revenue	220,418
Other current liabilities	507,663

Net cash provided by operating activities	28,323,780

Cash Flows from Investing Activities:
Proceeds from sale of assets	1,922,390
Purchase of property and equipment	(7,526,263)

Net cash used in investing activities	(5,603,873)

Cash Flows from Financing Activities:
Proceeds from short-term borrowings	2,581,421
Proceeds from long-term borrowings	6,275,000
Payments on short-term debt	(2,100,000)
Payments on long-term debt	(3,219,984)
Distributions paid to shareholders	(24,654,650)

Net cash used in financing activities	(21,118,213)

Net change in cash and cash equivalents	1,601,694

Cash and cash equivalents, beginning of year	1,008,889

Cash and cash equivalents, end of year	$2,610,583

Supplemental Disclosures of Cash Flow Information
Cash payments for:
Interest	$315,296

Non-cash Financing Activities:
Capital contribution recognized in connection with equity based compensation	$181,106

The accompanying notes are an integral part of these consolidated financial statements.

ZYMAN GROUP, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Year Ended December 31, 2004

1.     Summary of Significant Accounting Policies

A.    Description of Business and Basis of Presentation

Zyman Group, LLC and Subsidiary (collectively the “Company” or “ZG”) provides its clients with a broad spectrum of services across all key areas of go-to-market strategy development and implementation.  ZG’s service offerings include: designing strategic business and annual operating plans; developing marketing strategies; identifying “value propositions” for clients’ brands, product or services and strategic guidelines for activating those value propositions in the market; and developing customer and channel planning strategies and implementation strategies.  ZG believes that its services are significantly differentiated through its practitioner-based delivery model, CEO-level client orientation and scientific discipline that enables clients to increase revenue and return on marketing investment. ZG is a majority owned subsidiary of Zyman Company, Inc. (“ZCI”), a Delaware corporation.

The accompanying consolidated financial statements contain the accounts of Zyman Group, LLC and a Mexican subsidiary, Z.G. Services Mexico. All significant intercompany balances and transactions have been eliminated in the consolidated presentation.

B.    Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

C.    Revenue Recognition

The Company’s contracts with its customers primarily involve consulting services and generally do not exceed one year in length. Contracts are typically started and completed within the calendar year. The Company classifies its customer contracts among three types of contracts:

•	Time and expense contracts under which revenue is recognized at agreed upon rates as time and expenses are incurred.

•	Specific deliverable contracts under which revenue is recognized as certain milestones and deliverables are achieved by the Company.

•

Retainer contracts under which the Company has agreed to devote resources to assist the customer in achieving broad based objectives. Although the contract is initiated with a specific work plan in place, the work plan often changes as the contract progresses. These changes typically are made within the framework of the original contract terms and therefore do not result in a fee change or a change to the original billing arrangements. Revenue under retainer contracts is generally recognized ratably over the life of the contract.

Management believes its revenue recognition for consulting contracts taken as a whole approximates the percentage-of-performance method of revenue recognition under which the percentage of contract revenue recognized as earned is approximately the same percentage of contract cost incurred to total estimated costs of performing the contract.

Project costs that are reimbursable by the Company’s customers are recognized as revenue and as expense as costs are incurred.

D.    Compensation Expense

Substantially all of ZG’s owners are individuals who provide significant revenue generating services for ZG. ZG is a limited liability company that has operating characteristics similar to a partnership, and as such its owners do not receive salaries and are not considered employees for payroll reporting purposes.

Owners of limited liability companies, even those directly involved in providing employee type services, generally receive distributions based on an allocation of operating results. In an effort to provide more meaningful and comparable presentations for financial reporting purposes, approximately $3,100,000 of ZG’s owner distributions have been classified as compensation expense in making the 2004 income statement presentation.

E.     Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease term. The estimated useful lives of property and equipment are generally three to seven years.

F.     Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

The Companies account for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of.  This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

G.    Income Taxes

ZG, as a limited liability corporation, has elected to be taxed in a manner similar to a partnership.  As such, the operating results of ZG are generally passed through to ZG’s individual owners and the related federal and most state income taxes become the responsibility of the individual owners. Certain states and localities levy franchise taxes and other taxes that are based on income generated within the state or locality. These taxes have been accrued and expensed as incurred.

H.    Statement of Comprehensive Income

No statement of comprehensive income (loss) has been included in the accompanying financial statements since comprehensive income (loss) and net income (loss) presented in the accompanying statement of operations would be the same.

2.     Property and Equipment

Property and equipment consists of the following as of December 31, 2004:

Aircraft	$6,575,089
Computer and office equipment	1,172,459
Leasehold improvements	127,329
Furniture and fixtures	680,618
8,555,495
Less accumulated depreciation	(1,328,222)
$7,227,273

3.     Members’ Equity

A.    Capital Structure

As of December 31, 2004, ZG has authorized one class of voting equity units known as Class A units and several series of nonvoting equity units designated as Class B, C, D, etc. with each series generally associated with the year in which it is or might be issued. ZG’s Class A units are 100% owned by ZCI. Any issuance of non-Class A ZG units results in a dilution of Class A units only. Non-Class A ZG equity units are available only to employees and service providers of ZG. At December 31, 2004, 48,710,626 of ZG Class A units were issued and outstanding and 1,289,374 of ZG Non-Class A equity units were issued and outstanding.

B.    Equity Unit Options

In 2003, ZG offered Class B equity units and Class B equity unit options to ZCI’s common stock option holders. Holders of vested ZCI options were given the right to exchange their vested options for an equal number of ZG Class B units. Holders of ZCI unvested options and holders of ZCI vested options electing not to exchange their options, were eligible to exchange their ZCI options for an equal number of ZG Class B unit options. An equity unit option plan was established for ZG for future issuance of Non-Class A equity units. All options generally vest ratably over a period of four years commencing on the grant date.

At December 31, 2004, a total of 1,756,126 ZG equity unit options were outstanding, of which 666,938 units were fully vested.

C.    Restrictions and Redemption of ZG Non-Class A Units

ZG’s Non-Class A equity unit holders have limited ability to transfer or sale their units. When a Non-Class A equity unit holder’s employment or service agreement with the Company is terminated, the Non-Class A equity unit holder must offer to sell their units to the Class A equity unit holders. The price to be paid and whether or not the Class A unit holder must purchase the Non-Class A equity units depends on the reasons for termination and when the termination occurs. Generally, a voluntary termination before the Non-Class A units have been held for at least 5 years or a termination for cause at any time would result in a mandatory 50% reduction in the required offering price and no obligation by the Class A unit holders to purchase the units offered. Other terminations would generally result in the Class A unit holders’ obligation to purchase the Non-Class A units under the following formula:

Year in which Member’s Employment is Terminated	Purchase Price Per Non-Class A Unit
1	$—
2	$0.39
3	$0.78

After year 3, the purchase price is determined under a formula based on a multiple of the historical earnings of ZG.

4.     Equity Unit Based Compensation

The ZG Non-Class A equity unit option plan along with the equity unit put features described in Note 3 is, in substance, a formula based plan that requires variable accounting similar to stock appreciation rights. The Company will recognize compensation expense and a corresponding liability equal to the estimated put feature obligation of ZCI (ZG’s sole Class A unit holder) to purchase the Non-Class A units resulting from the put rights held by the Non-Class A unit holders. For the year ended December 31, 2004, compensation expense of $181,106 was accrued and charged to operations and a corresponding contribution to Class A member’s equity was recognized.

5.     Employee Retirement Plan

The Company maintains a defined contribution retirement plan covering substantially all employees.  Under the plan, eligible employees may elect to defer a portion of their salary, subject to Internal Revenue Service limits.  The Company may make matching contributions equal to a discretionary percentage of employee’s annual wages.  During 2004, the Company made matching contributions to the Plan totaling $315,304.

6.     Lease Commitments

The Company leases office space and certain computer and office equipment under noncancelable operating leases that expire over the next seven years.  At December 31, 2004, future minimum lease payments for noncancelable operating leases were as follows:

Year ending December 31:
2005	$634,977
2006	842,384
2007	775,023
2008	799,451
2009	824,512
Thereafter	831,147
$4,707,494

For the year ended December 31, 2004, the Company charged operations $994,312 for rent under all leasing arrangements.

7.     Debt

On November 8, 2004, ZG entered into a revolving credit facility with a major national bank to obtain a borrowing availability up to $5,000,000.  The loan bears interest at 1-month LIBOR plus 1.65% (4.05% at December 31, 2004) on the outstanding balance and matures on November 8, 2005.  The balance of the loan was $2,581,424 at December 31, 2004.  The loan is secured by all the Company’s assets excluding the aircraft and is fully guaranteed by ZCI.  The agreement also contains affirmative and negative covenants including financial covenants pertaining to the Company’s maintenance of a minimum debt service coverage ratio and monthly revenue of at least 90% of committed revenue for such month. The Company failed to maintain the minimum debt service coverage ratio at December 31, 2004 but has obtained a waiver of this covenant from the bank for the period ended December 31, 2004.

On June 8, 2004, ZG entered into a $6,275,000 note payable agreement with a major national bank.  The note bears interest at 5.73% and is due on June 8, 2009.  The balance of the note payable was $6,055,016 at December 31, 2004.  The note agreement is secured by an aircraft and related equipment.  The loan is fully guaranteed by ZCI. Sergio Zyman, the majority owner of ZCI and ZG has guaranteed fifty percent of the outstanding note amount.

Following are maturities of long-term debt for each of the next five years:

Year ending December 31:

2005	$3,040,699
2006	486,276
2007	514,864
2008	545,132
2009	4,049,469
$8,636,440

8.     Letter of Credit

On December 5, 2003, ZG executed a letter of credit facility for approximately $1,256,000 with a major national bank in favor of the landlord for ZG’s Atlanta office space to secure favorable lease payment terms.  At December 31, 2004, no amounts had been paid related to this letter of credit. In accordance with the terms of the lease agreement, the amount of the letter of credit is scheduled to decline beginning January 1, 2006 and eventually expires on January 1, 2010.

9.     Concentration Risk

During the year ended December 31, 2004, the Company had four customers which accounted for approximately 87% of the Company’s total revenue.  Accounts receivable from those customers were approximately $8,268,000 at December 31, 2004.

          The Company maintains cash accounts with major national association banks.  Historically, the Company has not incurred any significant credit related losses.  The amount on deposit at December 31, 2004, that exceeded the insurance limits of the Federal Deposit Insurance Corporation, was approximately $3,000,0000.

10.   Prior Period Adjustment

During the year ended December 31, 2004, management discovered that, in years prior to 2004, it omitted an accrued liability related to compensated absences and that it over accrued liabilities for professional fees. The Company allows employees to carryover unused vacation days from one year to subsequent years and it pays terminated employees for unused vacation time. The Company has accrued a liability for the unused vacation time in the amount of $204,094 at December 31, 2004. Of the total liability for compensated absences accrued at December 31, 2004, $120,123 relates to periods prior to January 1, 2004. The over accrued liability for professional fees was $37,000 and related to the year 2003. The effect of the above prior period adjustments results in a restatement and net reduction to beginning members’ equity for the year ended December 31, 2004 in the amount of $83,123.

11.   Canadian GAAP Reconciliation

The financial accounting and reporting of Zyman Group, LLC and Subsidiary under US GAAP is substantially the same as the financial accounting and reporting under Canadian GAAP. There are no significant reconciliation items to convert the Company’s US GAAP presentation to a presentation under Canadian GAAP.

Independent Auditor’s Report

The Board of Directors

Zyman Company, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Zyman Company, Inc. and Subsidiary as of December 31, 2003 and the related consolidated statement of operations, and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the Companies’ management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Zyman Company, Inc. and Subsidiary as of December 31, 2003 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Moore Stephens Tiller LLC

Atlanta, GA
February 13, 2004

ZYMAN COMPANY, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

December 31, 2003

ASSETS

Current Assets
Cash and cash equivalents	$1,008,889
Accounts receivable	5,389,273
Prepaid expenses and other current assets	444,877
Due from shareholder	276,058

Total current assets	7,119,097

Property and Equipment, Net of $623,479 accumulated depreciation	3,110,696
Other Assets	15,825

Total assets	$10,245,618

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$3,037,240
Current portion of long-term debt	1,155,556
Deferred revenue	323,333
Due to shareholder	276,058

Total current liabilities	4,792,187

Long-Term Debt	3,944,444

Total liabilities	8,736,631

Minority Interest in Subsidiary	589,698

Shareholders' Equity
Common stock, $0.0002 par value; 100,000,000 shares authorized; 33,100,000 shares issued and outstanding	6,770
Additional paid-in capital	9,005,000
Accumulated deficit	(8,092,481)

Total shareholders' equity	919,289

Total liabilities and shareholders' equity	$10,245,618

The accompanying notes are an integral part of these consolidated financial statements.

ZYMAN COMPANY, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2003

Revenues - Consulting Fees	$43,098,204
Cost of Revenues	15,640,689

Gross profit	27,457,515

Operating Expenses
Selling, general and administrative	6,396,897
Depreciation and amortization	484,561
Loss on impairment of long-lived assets	(102,222)

Income from operations	20,473,835

Interest Income	10,752
Interest Expense	(81,769)
Loss on Sale of Assets	(6,323)
Income from Unused Barter Agreement	950,000
Other Income, Net	849

Income before income taxes and minority interest	21,347,344

Income Tax Expense	(24,041)

Income before minority interest	21,323,303

Minority Interest in Income of Subsidiary	589,698

Net income	20,733,605

Distributions paid	(18,682,121)

Accumulated Deficit, Beginning	(10,143,965)

Accumulated Deficit, Ending	$(8,092,481)

The accompanying notes are an integral part of these consolidated financial statements.

ZYMAN COMPANY, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2003

Cash Flows from Opererating Activities:
Net income	$20,733,605
Minority interest in net income of subsidiary	589,698
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	484,561
Loss on disposal of fixed assets	6,323
Loss on impairment of long-lived assets	102,222
Deferred tax benefit	20,300
Changes in operating assets and liabilities:
Accounts receivable	(3,041,278)
Other assets	(129,527)
Accounts payable and accrued expenses	474,072
Income tax receivable	68,908
Due from shareholder	(276,058)
Deferred revenue	110,833
Due to shareholder	276,058

Net cash provided by operating activities	19,419,717

Cash Flows from Investing Activities:
Proceeds from sale of assets	9,400
Purchase of property and equipment	(3,215,382)

Net cash used in investing activities	(3,205,982)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	3,944,444
Payments on short-term debt	(1,844,444)
Distributions paid to shareholders	(18,682,121)

Net cash used in financing activities	(16,582,121)

Net change in cash and cash equivalents	(368,386)

Cash and cash equivalents, beginning of year	1,377,275

Cash and cash equivalents, end of year	$1,008,889

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash payments for:
Interest	$81,769

Income taxes	$3,741

The accompanying notes are an integral part of these consolidated financial statements.

ZYMAN COMPANY, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

Year Ended December 31, 2003

1.               Summary of Significant Accounting Policies

A.           Description of Business and Basis of Presentation

Zyman Company, Inc. and Subsidiary (collectively “the Company”) provides integrated marketing solutions, consulting services, software tools and learning applications to help its customers create or enhance value in their marketing efforts.

Zyman Company, Inc. (“ZCI”) is a Delaware corporation.  In February 2003, ZCI entered into an agreement with a newly formed entity named Zyman Group, LLC (“ZG”), a Nevada limited liability company, to transfer all of ZCI’s assets to ZG in exchange for all of ZG’s Class A equity units. At the time of the transfer, ZG assumed 100% of the operating activies previously conducted by ZCI and subsequent to the transfer, ZCI ceased operating activities other than activities associated with being a holding company and the parent organization of ZG.

The accompanying consolidated financial statements contain the accounts of ZCI and ZG. All significant intercompany balances and transactions have been eliminated in the consolidated presentation.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

B.             Revenue Recognition

Consulting fees are recognized over the period of the consulting engagement as services are rendered. Project costs that are reimbursable by the Company’s customers are recognized as revenue and as expense as the costs are incurred.  Advance payments from customers are recorded as deferred revenue and are recognized as revenue when the related services are delivered.

C.             Compensation Expense

Substantially all of ZCI’s and ZG’s owners are individuals who provide significant revenue generating services for ZG. ZG is a limited liability company that has operating characteristics similar to a partnership, and as such its owners do not receive salaries and are not considered employees for payroll reporting purposes. Owners of limited liability companies, even those directly involved in providing employee type services, generally receive distributions based on an allocation of operating results. In an effort to provide more meaningful and comparable presentations for financial reporting purposes, the Company’s management has elected to classify specific amounts of ZG’s owner distributions as compensation expense in making its income statement presentation.

D.            Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation.  Depreciation is calculated using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease term.  The estimated useful lives of property and equipment are generally three to seven years.

E.              Research and Development and Software Development Costs

Research and development costs are expensed as incurred.  Costs incurred subsequent to establishing technological feasibility, in the form of a working model, are capitalized and amortized over their estimated useful lives.  To date, software development costs incurred after technological feasibility has been established have not been material.

F.              Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

The Companies account for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of.  This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

G.             Income Taxes

Effective January 1, 2003, ZCI elected to be taxed as an S Corporation under provisions of the Internal Revenue Code.  Generally, S Corporations are not responsible for paying income taxes associated with their operating results as those amounts are passed through to their individual shareholders, and the related income taxes become the responsibility of the individual shareholders.

ZG, as a limited liability corporation, has elected to be taxed in a manner similar to a partnership.  As such, the operating results of ZG are passed through to ZG’s individual owners and the related income taxes become the responsibility of the individual owners.

H.            Statement of Comprehensive Income

No statement of comprehensive income (loss) has been included in the accompanying financial statements since comprehensive income (loss) and net income (loss) presented in the accompanying statement of operations would be the same.

2.               Property and Equipment

Property and equipment consists of the following as of December 31, 2003:

Aircraft	$2,680,909
Computer and office equipment	701,563
Furniture and fixtures	351,703
3,734,175
Less accumulated depreciation	(623,479)
$3,110,696

In February 2004 the Company relocated its primary office location in Atlanta, Georgia (see Note 11). All leasehold improvements at its former location were abandoned as a result of the move. During the year ended December 31, 2003 the Company recognized an impairment loss in the amount of $102,222 related to the abandonment of these assets.

3.               Shareholders’ Equity

A.             Capital Structure

As of December 31, 2003, ZCI has authorized and issued one of class of common stock. All of ZCI’s common stock and voting interest is controlled by a single individual. As of December 31, 2003, ZG has authorized one class of voting equity units known as Class A units and several series of nonvoting equity units designated as Class B, C, D, etc. with each series generally associated with the year in which it might be issued. ZG’s Class A units are 100% owned by ZCI. Any issuance of non-Class A ZG units results in a dilution of Class A units only. Non-Class A ZG equity units are available only to employees and service providers of ZG. At December 31, 2003, 48,745,937 of ZG Class A units were issued and outstanding and 1,254,063 of ZG Non-Class A equity units were issued and outstanding.

B.             Redemption of ZCI Series A Redeemable Convertible Preferred Stock

In 2003, an agreement entered into in 2002 between ZCI and the holder of ZCI’s Series A Preferred shares expired.  This agreement called for ZCI to repurchase all issued and outstanding Series A Preferred shares for a cash payment to the holder in the amount of $8,000,000 and an agreement to provide marketing consulting services to the holder in an amount not to exceed $1,000,000 valued at ZCI’s normal rate structure for the services requested.  Upon expiration, $950,000 of service liability remained outstanding. In 2003 the Company removed the liability to provide services and recognized the unused credits as income.

C.            Stock Options and Equity Unit Options

In 2000 ZCI established a stock option plan under which 10,000,000 common shares were reserved for future issuance.  In 2003, ZG offered Class B equity units and Class B equity unit options to ZCI’s common stock option holders. Holders of vested ZCI options were given the right to exchange their vested options for an equal number of ZG Class B units. Holders of ZCI unvested options and holders of ZCI vested options electing not to exchange their options, were eligible to exchange their ZCI options for an equal number of ZG Class B unit options. An equity unit option plan was established for ZG for future issuance of Non-Class A equity units. All options generally vest ratably over a period of four years commencing on the grant date.

During 2003 the majority of the ZCI options were converted to ZG units or unit options. At December 31, 2003, a total of 133,000 ZCI common stock options were outstanding, of which 67,994 units were fully vested.

At December 31, 2003, at total of 915,937 ZG equity unit options were outstanding, of which 622,799 units were fully vested.

D.            Restrictions and Redemption of ZG Non-Class A Units

ZG’s Non-Class A equity unit holders have limited ability to transfer or sale their units. When a Non-Class A equity unit holder’s employment or service agreement with the Company is terminated, the Non-Class A equity unit holder must offer to sell their units to the Class A equity unit holders. The price to be paid and whether or not the Class A unit holder must purchase the Non-Class A equity units depends on the reasons for termination and when the termination occurs. Generally, a voluntary termination before the Non-Class A units have been held for at least 5 years or a termination for cause at any time would result in a mandatory 50% reduction in the required offering price and no obligation by the Class A unit holders to purchase the units offered. Other terminations would generally result in the Class A unit holders’ obligation to purchase the Non-Class A units under the following formula:

Year in which Member’s Employment is Terminated	Purchase Price Per Non-Class A Unit
1	$—
2	$0.39
3	$0.78

After year 3, the purchase price is determined under a formula based on a multiple of the historical earnings of ZG.

4.               Stock and Equity Unit Based Compensation

The ZG Non-Class A equity unit option plan along with the equity unit put features described in Note 3 is, in substance, a formula based plan that requires variable accounting similar to stock appreciation rights. The Company will recognize compensation expense and a corresponding liability equal to the estimated put feature obligation of ZCI (ZG’s sole Class A unit holder) to purchase the Non-Class A units resulting from the put rights held by the Non-Class A unit holders. For the year ended December 31, 2003, no compensation expense was recognized because no put feature obligation accrues in year 1 of the ZG plan.

Management has discontinued granting options under ZCI’s stock option plan and the majority of the participants in ZCI’s option plan have exchanged their ZCI options for ZG equity units or equity unit options. The stock options remaining in ZCI’s plan and their effect on earnings, pro forma or otherwise, is insignificant to the Company’s overall financial presentation.

5.               Employee Benefit Plan

The Company maintains a defined contribution plan covering substantially all employees.  Under the plan, eligible employees may elect to defer a portion of their salary, subject to Internal Revenue Service limits.  The Company may make matching contributions equal to a discretionary percentage of employee’s annual wages.  During 2003, the Company made matching contributions to the Plan totaling $173,751.

6.               Lease Commitments

The Company leases office space and certain computer and office equipment under noncancelable operating leases that expire over the next four years.  At December 31, 2003, future minimum lease payments for noncancelable operating leases were as follows:

Year ending December 31:
2004	$281,480
2005	191,184
2006	41,934
2007	2,931
$517,529

For the year ended December 31, 2003, the Company charged operations $423,453 for rent under all leasing arrangements.

7.               Debt

On May 31, 2003, ZG entered into a line of credit facility with a major national bank to obtain a borrowing availability up to $1,500,000.  Prior to December 15, 2003, no borrowings were made under this facility.  On December 15, 2003, ZG converted this line of credit facility to a $3,000,000 term loan.  The loan bears interest at 1-month LIBOR plus 2.20% (3.37% at December 31, 2003) and matures on December 15, 2006.  The balance of the loan was $3,000,000 at December 31, 2003.  The loan is secured by the Company’s accounts receivable and general intangibles and is fully guaranteed by the majority stockholder of ZCI and ZG.  The agreement also contains affirmative and negative covenants including financial covenants pertaining to the Company’s maintenance of a minimum debt service coverage ratio and the guarantor’s maintenance of a minimum personal liquidity.

On April 2, 2003, ZG entered into a $2,100,000 note payable agreement with a major national bank.  The note bears interest at the 1-month LIBOR plus 2.50% (3.80 % at December 31, 2003) and is due on April 2, 2008.  The balance of the note payable was $2,100,000 at December 31, 2003.  The note agreement is secured by corporate aircraft and contains the same guaranty as described above for the term loan. The agreement also contains affirmative and negative covenants including financial covenants pertaining to the Company’s maintenance of a minimum cash flow coverage ratio and the guarantor’s maintenance of a minimum personal liquidity.

Following are maturities of long-term debt for each of the next five years:

Year ending December 31

2004	$1,155,556
2005	1,233,333
2006	1,233,333
2007	233,333
2008	1,244,445
$5,100,000

8.               Concentration Risk

During the year ended December 31, 2003, the Company had three customers which accounted for 84% of the Companies’ total combined revenue.  Accounts receivable from those customers were approximately $4,300,000 at December 31, 2003.

The Company maintains cash accounts with major national association banks.  Historically, the Company has not incurred any significant credit related losses.  The amount on deposit at December 31, 2003, that exceeded the insurance limits of the Federal Deposit Insurance Corporation, was $810,488.

9.               Intangible Asset

Intangible assets consist of a domain name acquired in 2000 for use by the Company.  The cost of the domain name is amortized on a straight-line basis over an estimated useful life of three years. For the year ended December 31, 2003, $19,582 of amortization expense was charged to operations and the asset was totally amortized.

10.         Income Taxes

As a result of ZCI’s S Corporation election effective January 1, 2003, all deferred tax items existing prior to the election were recognized as income tax expense or benefit in 2003. For the year ended December 31, 2003, $20,300 of pre-election deferred tax assets related primarily to cumulative depreciation differences between book and tax were recognized as a tax benefit.

11.         Subsequent Events

Effective February 2004, the Company entered into a 6 year, noncancelable operating lease agreement to relocate its corporate headquarters. The average annual lease payments over the life of the new lease will be approximately $580,000. The lease agreement provides for no rental payments during the first 15 months of the lease and then escalating annual lease payments thereafter and through the lease term.  To secure the lease agreement, the Company executed a letter of credit in the amount of $1,250,000 in favor of the landlord.  Under the new lease agreement, the Company has the right to renew the lease agreement for two additional five year periods.

12.         Canadian GAAP Reconciliation

The financial accounting and reporting of Zyman Company, Inc. and Subsidiary under US GAAP is substantially the same as the financial accounting and reporting under Canadian GAAP. There are no significant reconciliation items to convert the Company’s US GAAP presentation to a presentation under Canadian GAAP.

Independent Auditor’s Report

The Board of Directors

Zyman Company, Inc.

We have audited the accompanying balance sheet of Zyman Company, Inc. as of  December 31, 2002 and the related statement of operations, shareholders’ equity and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zyman Company, Inc. as of December 31, 2002 and the results of operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Moore Stephens Tiller LLC

Atlanta, GA
February 24, 2003

ZYMAN COMPANY, INC.

BALANCE SHEET

December 31, 2002

ASSETS

Current Assets
Cash and cash equivalents	$1,377,274
Accounts receivable	2,347,997
Prepaid expenses other current assets	315,349
Net refundable income taxes	68,908
Deferred tax asset	20,300

Total current assets	4,129,828

Property and Equipment, Net of $341,639 of accumulated depreciation	478,235
Intangible Assets, Net of $121,000 of accumulated amortization	19,583
Other Assets	15,826

Total assets	$4,643,472

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$2,563,167
Short-term debt	3,000,000
Deferred revenue	212,500

Total current liabilities	5,775,667

Shareholders' Equity (Deficit)
Common stock, $0.0002 par value; 100,000,000 shares authorized; 33,100,000 shares issued and outstanding	6,770
Additional paid-in capital	9,005,000
Accumulated deficit	(10,143,965)

Total shareholders' equity (deficit)	(1,132,195)

Total liabilities and shareholders' equity	$4,643,472

The accompanying notes are an integral part of these financial statements.

ZYMAN COMPANY, INC.

STATEMENT OF OPERATIONS

Year Ended December 31, 2002

Revenues - Consulting Fees	$22,732,293
Cost of Revenues	3,557,005

Gross profit	19,175,288

Operating Expenses
Selling, general and administrative	12,767,426
Depreciation and amortization	203,247

Income (loss) from operations	6,204,615

Interest Income	65,249
Interest Expense	15,021

Income (loss) before income taxes	6,254,843

Income Tax Benefit (Expense)	(2,538,500)

Net income (loss)	$3,716,343

The accompanying notes are an integral part of these financial statements.

ZYMAN COMPANY, INC.

STATEMENT OF SHAREHOLDERS' EQUITY

Year Ended December 31, 2002

						Retained
	Series A Convertible				Additional	Earnings			Deferred	Total
	Preferred Stock		Common Stock		Paid-In	(Accumulated	Treasury Stock		Stock-Based	Shareholders'
	Shares	Amount	Shares	Amount	Capital	Deficit)	Shares	Amount	Compensation	Equity

Balance at December 31, 2001	1,380,000	$8,000,000	33,143,826	$6,770	$10,005,000	$(13,816,482)	—	$—	$—	$4,195,288

Redemption of Series A redeemable convertible preferred stock	(1,380,000)	(8,000,000)	—	—	—	—	—	—	—	(8,000,000)
Recognition of obligation related to preferred stock redemption	—	—	—	—	(1,000,000)	—	—	—	—	(1,000,000)
Purchase of shares for the treasury	—	—	—	—	—	—	43,826	(43,826)	—	(43,826)
Retirement of treasury shares	—	—	(43,826)	—	—	(43,826)	(43,826)	43,826	—	—
Net Income	—	—	—	—	—	3,716,343	—	—	—	3,716,343

Balance at December 31, 2002	—	$—	33,100,000	$6,770	$9,005,000	$(10,143,965)	—	$—	$—	$(1,132,195)

The accompanying notes are an integral part of these financial statements.

ZYMAN COMPANY, INC.

STATEMENT OF CASH FLOWS

Year Ended December 31, 2002

Cash Flows from Opererating Activities:
Net income	$3,716,343
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	203,247
Bad debt expense	37,500
Loss on disposal of fixed assets	3,918
Deferred tax benefit	2,290,263
Changes in operating assets and liabilities:
Accounts receivable	(644,426)
Other assets	228,505
Accounts payable and accrued expenses	(514,425)
Income tax receivable	(68,908)
Deferred revenue	(2,654,064)

Net cash provided by operating activities	2,597,953

Cash Flows from Investing Activities:
Purchase of property and equipment	(215,077)

Net cash used in investing activities	(215,077)

Cash Flows from Financing Activities:
Purchase of 43,286 shares of common stock for the treasury	(43,826)
Redemption of 1,380,000 shares of Series A preferred stock	(8,000,000)
Proceeds from short-term debt	3,000,000
Due to shareholder	(906,250)

Net cash used in financing activities	(5,950,076)

Net change in cash and cash equivalents	(3,567,200)

Cash and cash equivalents, beginning of year	4,944,474

Cash and cash equivalents, end of year	$1,377,274

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash payments for:
Interest	$15,021

Income taxes	$267,000

Non-cash financing activity - Service credits issued as consideration for purchase of Series A preferred shares	$1,000,000

The accompanying notes are an integral part of these financial statements.

ZYMAN COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

Year Ended December 31, 2002

1.               Summary of Significant Accounting Policies

A.           Description of Business and Basis of Presentation

On January 19, 2000, Zyman Company, Inc. (the “Company” or “ZCI”) was formed in the state of Delaware to provide integrated marketing solutions, consulting services, software tools and learning applications to help companies create or enhance value in their marketing organizations.  The corporate headquarters are located in Atlanta, Georgia.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

B.             Revenue Recognition

Consulting fees are recognized as the services are provided over the period of the consulting engagement.  Reimbursable project costs are excluded from revenues and netted against expenses incurred.  Advance payments from customers are recorded as deferred revenue and are recognized as revenue when the related services are delivered.

C.             Stock Compensation

ZCI has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25), and related interpretations, and to elect the disclosure option of Statements of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation.  Accordingly, compensation costs for options granted to employees are generally measured as the excess, if any, of the estimated market price of ZCI’s stock at the date of the grant over the amount an employee must pay to acquire the stock.

D.            Cash and Cash Equivalents

The Company considers all highly liquid investment instruments with original maturities of three months or less to be cash equivalents.  Cash equivalents include certificates of deposit for the security of letters of credit to the Company’s lessors of approximately $75,000 at December 31, 2002.

E.              Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation.  Depreciation is calculated using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease term.  The estimated useful lives of property and equipment are generally three to five years.

F.              Research and Development and Software Development Costs

Research and development costs are expensed as incurred.  Costs incurred subsequent to establishing technological feasibility, in the form of a working model, are capitalized and amortized over their estimated useful lives.  To date, software development costs incurred after technological feasibility has been established have not been material.

G.             Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of.  This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

H.            Income Taxes

ZCI accounts for income taxes under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit for carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

I.                 Statement of Comprehensive Income

No statement of comprehensive income (loss) has been included in the accompanying financial statements since comprehensive income (loss) and net income (loss) presented in the accompanying statement of operations would be the same.

2.               Property and Equipment

Property and equipment consists of the following as of December 31, 2002:

Computer and office equipment	$303,067
Furniture and fixtures	276,023
Leasehold improvements	240,784
819,874
Less accumulated depreciation	(341,639)
$478,235

3.                       Shareholders’ Equity

A.           Series A Redeemable Convertible Preferred Stock

In 2000 ZCI sold 1,380,000 shares of Series A convertible preferred stock (Series A Preferred) for $5.7971 per share.  The consideration paid for the shares consisted of $8,000,000 in cash.  Offering costs were not significant.

On September 11, 2002, ZCI entered into an agreement with the holder of the Series A Preferred shares to repurchase all issued and outstanding shares.  Under the terms of the agreement, ZCI purchased the shares in exchange for a cash payment to the holder in the amount of $8,000,000 and an agreement to provide marketing consulting services to the holder in an amount not to exceed $1,000,000 valued at ZCI’s normal rate structure for the services requested.

B.             Common Stock

In 2000 ZCI issued 33,100,000 shares of common stock to Sergio Zyman, ZCI’s founder, at par value of $0.0002 per share.

C.             Stock Options

In 2000 ZCI established a stock option plan under which 10,000,000 common shares were reserved for future issuance.  Options generally vest ratably over a period of four years commencing on the grant date.  Stock activity is summarized as follows:

	Number of Options	Weighted average price per share

Outstanding at December 31, 2000	3,220,500	0.9069
Granted	2,784,750	1.0000
Exercised	(43,826)	0.0002
Canceled	(1,599,174)	0.8406

Outstanding at December 31, 2001	4,362,250	1.0000
Granted	1,066,600	1.0000
Canceled	(1,584,000)	1.0000

Outstanding at December 31, 2002	3,844,850	1.0000

Exercisable at December 31, 2002	1,249,272	1.0000

The following table sets forth the exercise price, number of shares, weighted average exercise price, and remaining contractual lives by groups of similar price as of December 31, 2002:

	Options Outstanding
Exercise Price	Number of Shares	Weighted average remaining life in years	Weighted average exercise price

$1.0000	3,844,850	3.28	$1.0000

Disclosure of pro forma net income is required by SFAS No. 123, and has been determined as if ZCI had accounted for its employee stock options under the fair value method of that statement.  The fair value for these options was estimated at the date of grant using Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate	4%
Dividend yield	0%
Volatility factor	0%
Expected life of option	4 years

The Black-Scholes model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable.  In addition, option valuation models require the input of highly subjective assumptions.  Because ZCI’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

If the Company had recognized compensation expense for the fair value of the option grants to employees under SFAS No. 123, net income for 2002 would have been as follows:

Reported net income	$3,716,343
Pro forma net income/(loss)	$3,565,455

The per share weighted average fair value of stock options granted during 2002 was $0.163 on the date of grant using Black-Scholes option pricing model.

4.               Employee Benefit Plan

ZCI maintains a defined contribution plan covering substantially all ZCI employees.  Under the plan, eligible employees may elect to defer a portion of their salary, subject to Internal Revenue Service limits.  ZCI may make matching contributions equal to a discretionary percentage of employee’s annual wages.  During 2002, ZCI made no matching contributions to the plan.

5.               Lease Commitments

The Company leases office space and certain computer and office equipment under noncancelable operating leases that expire over the next four years.  At December 31, 2002, future minimum lease payments for noncancelable operating leases were as follows:

Year ending December 31:
2003	$277,021
2004	208,491
2005	131,172
Thereafter	—
$616,684

For the year ended December 31, 2002, the Company recorded rent expense of approximately $399,731.

6.               Debt

On August 23, 2002, ZCI entered into a line of credit facility with a major national bank for a maximum borrowing availability of $1,500,000.  At December 31, 2002, ZCI had a balance of $1,500,000 outstanding under the line of credit.  Borrowings under the facility are limited by a percentage of eligible accounts receivable, as defined in the loan agreement.  The line of credit facility bears interest at the bank’s prime rate plus 0.25% (4.50% at December 31, 2002) and matures on May 31, 2003.  The facility is secured by the Company’s accounts receivable and general intangibles and is fully guaranteed by Sergio Zyman.  The agreement also contains affirmative and negative covenants including financial covenants pertaining to the Company’s maintenance of a minimum tangible net worth of not less than $1,000,000 and the guarantor’s maintenance of a minimum personal liquidity of $1,500,000.  At December 31, 2002, ZCI failed to meet the minimum tangible net worth requirement; however, the bank has waived the requirement.

On December 20, 2002, ZCI entered into a $1,500,000 note payable agreement with a major national bank.  The note bears interest at the bank’s prime rate plus 0.25% (4.50 % at December 31, 2002) and is due on March 20, 2003.  The balance of the note payable was $1,500,000 at December 31, 2002.  The note agreement contains the same security, guaranty and covenant terms as described above for the line of credit agreement with the exception that the Company’s requirement to maintain a minimum tangible net worth was waived by the bank at the time of the loan closing.

7.               Business Concentrations

During the year ended December 31, 2002, the Company had two customers which accounted for 28% and 22%, respectively, of the Company’s total revenue.  Accounts receivable from those customers were approximately $533,000 and $878,000, respectively, at December 31, 2002.

8.               Intangible Asset

Intangible assets consist of a domain name acquired in 2000 for use by the Company.  The cost of the domain name is amortized on a straight-line basis over the estimated useful life of three years.

9.               Income Taxes

The components of the income tax expense for the years ended December 31, 2002 is as follows:

Current tax expense
Federal	$153,064
State	54,573

207,637

Deferred tax expense
Federal	2,100,148
State	230,715

2,330,863

Total tax expense	$2,538,500

The tax effects of temporary differences that give rise to significant portions of the deferred tax asset at December 31, 2002 are presented below:

Net operating loss carryforwards	$—
Other, net	20,300

Net deferred tax assets	$20,300

                        In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  Based on projections of future taxable income, management has decided not to record a valuation allowance against the Company’s net deferred income tax asset.

10.         Transactions with Related Parties

During 2002, the Company had the following transactions with related parties:

A.           In the normal course of business ZCI pays certain expenses on behalf of Sergio Zyman.  A portion of these expenses relates to the business usage of private jets for which ZCI paid approximately $200,000 during 2002 to Sergio Zyman & Company, a related entity.

B.             During 2000, ZCI purchased the right to place advertising in selected media from Sergio Zyman at a fair market value of $110,000.  This amount is included in other current assets in the accompanying financial statements, as ZCI has not used the right as of December 31, 2002.

11.         Subsequent Events

In February 2003, Zyman Company, Inc. entered into an agreement with a newly formed entity named Zyman Group, LLC, a Nevada limited liability company, to transfer all of Zyman Company, Inc.’s assets to Zyman Group, LLC in exchange for all of Zyman Group, LLC’s Class A equity units. Zyman Group, LLC also has offered Zyman Group, LLC’s Class B equity units and Class B equity unit options to all holders of the Zyman Company, Inc. common stock options as described in Note 3 D.

Effective January 1, 2003, Zyman Company, Inc. elected to be taxed as an S Corporation under provisions of the Internal Revenue Code.  Generally, S Corporations and limited liability companies are not responsible for paying income taxes associated with their operating results as those amounts are passed through to their individual shareholders or equity members, and the related income taxes become the responsibility of the individual shareholders or equity members.

12.         Canadian GAAP Reconciliation

The financial accounting and reporting of Zyman Company, Inc. under US GAAP is substantially the same as the financial accounting and reporting under Canadian GAAP. There are no significant reconciliation items to convert the Company’s US GAAP presentation to a presentation under Canadian GAAP.

MDC PARTNERS INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET

(thousands of United States dollars)

	AS AT DECEMBER 31, 2004
	Historical Zyman Group, LLC	Historical MDC Partners Inc.	Pro Forma Adjustments	Notes		Pro Forma Balance Sheet
ASSETS

Current Assets:
Cash and cash equivalents	$2,611	$22,673	$(500)	4(b)(ii	)	$24,784
Accounts receivable, net	9,443	111,399				120,842
Expenditures billable to clients	—	8,296				8,296
Inventories	—	10,792				10,792
Prepaid expenses	—	3,036				3,036
Other current assets	1,551	813				2,364

Total Current Assets	13,605	157,009	(500)			170,114

Fixed Assets	7,227	55,365	298	3		62,890
Investment in Affiliates	—	10,771				10,771
Goodwill	—	146,494	43,197	3		189,691
Other Intangible Assets	—	47,273	23,346	3		70,619
Deferred Tax Assets	—	12,883				12,883
Assets Held for Sale	—	622				622
Other Assets	161	7,438	500	4(b)(ii	)	8,099

Total Assets	$20,993	$437,855	$66,841			$525,689

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Bank debt	$—	$6,026				$6,026
Accounts payable	4,891	77,425				82,316
Accrued and other liabilities	508	94,639	1,349	3, 4(b)(ii	)	96,496
Advance billings, net	544	9,798				10,342
Current portion of long-term debt	3,041	3,218	(2,581)	4(a)(iii	)	3,678
Deferred acquisition consideration	—	1,775				1,775

Total Current Liabilities	8,984	192,881	(1,232)			200,633

Long-Term Debt	5,596	50,320	54,983	4(a)(i	)	110,899
Liabilities Related to Assets Held for Sale	—	867				867
Other Liabilities	—	4,857	1,834	4(b)(ii	)	6,691
Deferred Tax Liabilities	—	854				854

Total Liabilities	14,580	249,779	55,585			319,944

Minority Interests	—	45,052	6,413	4(a)(iv	)	51,465

Shareholders’ Equity:
Preferred shares	—	—	—			—
Class A Shares	—	164,064	11,256	3		175,320
Class B Shares	—	1	—			1
Share capital to be issued	—	3,909	—			3,909
Additional paid-in capital	—	17,113	—			17,113
Deficit	—	(45,083)	—			(45,083)
Members’ equity	6,413	—	(6,413)	4(a)(iv	)	—
Accumulated other comprehensive income	—	3,020	—			3,020

Total Shareholders’ Equity	6,413	143,024	4,843			154,280

Total Liabilities and Shareholders’ Equity	$20,993	$437,855	$66,841			$525,689

The accompanying notes are an integral part of the pro forma consolidated balance sheet.

MDC PARTNERS INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(thousands of United States dollars, except share and per share amounts)

YEAR ENDED DECEMBER 31, 2004

	Historical Zyman Group, LLC	Historical MDC Partners Inc.	Pro Forma Adjustments	Notes		Pro Forma Results
Revenue:
Services	$64,927	$247,073	$—			$312,000
Products	—	69,739	—			69,739
	64,927	316,812	—			381,739
Operating Expenses:
Cost of services sold	22,258	160,703	—			182,961
Cost of products sold	—	42,301	—			42,301
Office and general expenses	11,417	99,936	3,177	4(b)(iii	)	114,530
Other charges (recoveries)	—	(2,693)	—			(2,693)
Depreciation and amortization	1,105	13,743	10,411	4(b)(i	)	25,259
	34,780	313,990	13,588			362,358

Operating Profit	30,147	2,822	(13,588)			19,381

Other Income (Expenses):
Gain (loss) on sale of assets and settlement of long-term debt	(377)	14,844	—			14,467
Foreign exchange loss	—	(498)	—			(498)
Interest expense	(315)	(8,788)	(3,557)	4(b)(ii	)	(12,660)
Interest income	5	685	—			690
	(687)	6,243	(3,557)			1,999

Income from Continuing Operations Before Income Taxes, Equity in Affiliates and Minority Interests	29,460	9,065	(17,145)			21,380
Income Taxes	—	243	166	4(b)(iv	)	409

Income from Continuing Operations Before Equity in Affiliates and Minority Interests	29,460	8,822	(17,311)			20,971
Equity in Earnings of Non Consolidated Affiliates	—	3,651	—			3,651
Minority Interests in Income of Consolidated Subsidiaries	—	(8,695)	(12,573)	4(b)(v	)	(21,268)

Income from Continuing Operations	$29,460	$3,778	$(29,884)			$3,354

Earnings from Continuing Operations Per Common Share:
Basic:
Continuing Operations		$0.18				$0.15
Diluted
Continuing Operations		$0.17				$0.14
Weighted Average Number of Common Shares:
Basic		21,353,268	1,139,975	3		22,493,243
Diluted		22,817,823	1,139,975	3		23,957,798

The accompanying notes are an integral part of the pro forma consolidated statement of operations.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(thousands of United States dollars, except share and per share amounts)

1.              Description of transaction:

On April 1, 2005, the Company, through a wholly-owned subsidiary, purchased approximately 61.6% of the total outstanding membership units of Zyman Group (the “Acquisition”) for a purchase price equal to $52,389 in cash and 1,139,975 class A shares of the Company, valued at $11,256.  The Company estimates related transaction costs of approximately $863 will ultimately be incurred.  In addition, the Company may be required to pay up to an additional $12,000 to the sellers if Zyman Group achieves specified financial targets for fiscal years 2005 and/or 2006. As part of this transaction, approximately 10% of the total purchase price was delivered to an escrow agent to be held in escrow for one year in order to satisfy potential future indemnification claims by the Company against the sellers under the purchase agreement.

In connection with the Zyman Group acquisition, the Company, Zyman Group and the other unitholders of Zyman Group entered into a new Limited Liability Company Agreement (the “LLC Agreement”). The LLC Agreement sets forth certain economic, governance and liquidity rights with respect to Zyman Group. Zyman Group will initially have seven managers, four of which were appointed by the Company. Pursuant to the LLC Agreement, the Company will have the right to purchase, and may have an obligation to purchase, additional membership units of Zyman Group from the other members of Zyman Group, in each case, upon the occurrence of certain events or during certain specified time periods.

2.              Basis of Presentation

The accompanying unaudited pro forma consolidated financial statements as of December 31, 2004 and for the year ended December 31, 2004 give effect to the Acquisition of Zyman.  The unaudited pro forma consolidated balance sheet presents our financial position as if the acquisition of Zyman had occurred on December 31, 2004.  The unaudited pro forma consolidated statement of operations presents our results as if the acquisition of Zyman had occurred on January 1, 2004. Both our fiscal year end and Zyman’s fiscal year end is December 31. The unaudited pro forma consolidated balance sheet as of December 31, 2004 is based upon our historical audited consolidated balance sheet as of December 31, 2004 and the historical audited consolidated balance sheet of Zyman as of December 31, 2004.  The unaudited pro forma consolidated statement of operations for the year ended December 31, 2004 is based on our historical audited consolidated statement of operations and the audited consolidated statement of operations of Zyman for the year ended December 31, 2004.

The unaudited pro forma consolidated financial statements include, in our opinion, all material adjustments necessary to reflect the Acquisition.  The unaudited pro forma consolidated financial statements do not purport to represent what the Company’s actual results of operations including the Acquisition would have been, nor do they purport to predict or indicate our financial position or results of operations at any future date or for any future period. The unaudited pro forma consolidated financial statements should be read in conjunction with our audited consolidated financial statements and the related notes thereto and Zyman’s audited consolidated financial statements and the related notes thereto included herein.  The statements have been prepared by management in accordance, with the United States generally accepted accounting principles (“GAAP”).  In certain respects, GAAP as applied in the United States differs from that applied in Canada (See Note 5).  The accounting policies used in the preparation of the unaudited pro forma consolidated financial statements are consistent with those used by the Company in the preparation of the consolidated financial statements as of and for the year ended December 31, 2004.

Certain amounts in the Zyman historical financial statements have been reclassified to conform with the Company’s presentation.

3.                                      Accounting for the Acquisition

The Acquisition is accounted for using the purchase method of accounting.  The total purchase consideration is composed of the following:

Cash	$52,389
1,139,975 Class A shares	11,256
Estimated transaction costs	863
$64,508

For accounting purposes, the value of the Company’s Class A shares issued as consideration was calculated as the average price of the Company’s Class A shares over a period of two days before and after the April 1, 2005 announcement date of the Acquisition.

Estimated transaction costs include legal, accounting and consulting professional fees, of which $13 was paid in cash and $850 has been accrued.

The purchase consideration has been allocated to the assets acquired (including identifiable intangible assets arising from the purchase) and liabilities assumed as of December 31, 2004, which is not the acquisition date, based on their estimated fair value.

Details of the estimated fair values of assets acquired and liabilities assumed of Zyman based on the information available at the date of preparation of these pro forma statements are as follows:

Assets acquired:
Cash	$2,611
Accounts receivable	9,443
Prepaid assets and other current assets	1,551
Fixed assets	7,525
Other intangible assets	23,346
Goodwill	43,197
Other assets	161
87,834
Less liabilities assumed
Accounts payable	4,891
Accrued and other liabilities	1,007
Advanced billing	544
Current portion of long-term debt	3,041
Long-term debt	5,596
Other liabilities	1,834
Minority interests	6,413
23,326
Net assets acquired	$64,508

In the preparation of these unaudited pro forma consolidated financial statements, the purchase consideration has been allocated on a preliminary basis to the fair value of assets acquired and liabilities assumed based on management’s best estimates and taking into account all relevant information available at the time these unaudited pro forma consolidated financial statements were prepared.  The Company expects that the actual amounts for each of the fair values of the assets and liabilities acquired will vary from the pro forma amounts and that the variation may be significant.

The actual adjustments that the Company will ultimately make in finalizing the allocation of the purchase price of Zyman to the fair value of the net assets acquired at April 1, 2005 will depend on a number of factors, including additional information available at such time, changes in market values and changes in Zyman’s operating results between the date of these unaudited pro forma consolidated financial statements and the effective date of the acquisition.

4.	Pro forma assumptions and adjustments

(a)	The unaudited pro forma consolidated balance sheet as at December 31, 2004 incorporates the following adjustments:

(i)

The funding for the Acquisition, being drawn down under the Company’s revolving credit facility in the amount of $54,983, has been reflected in the unaudited pro forma consolidated balance sheet as if it had occurred on December 31, 2004. Prior to this funding, on April 1, 2005 the Company amended its credit facility to, among other things, increase the total revolving commitments available from $100,000 to $150,000.

(ii)

Intangible assets arising from the Acquisition have been recorded at their estimated fair values as part of the allocation of the purchase price. Intangible assets acquired include Zyman’s customer contracts and relationships including backlog and brand name. In addition, property, plant and equipment and other liabilities have been adjusted to their estimated fair value. The estimated fair values are based on management’s best estimates based on preliminary studies undertaken by management. The estimated value allocated to goodwill was based on the residual of the preliminary fair values of the identifiable tangible and intangible assets less the preliminary fair values of the liabilities assumed. The actual allocation may differ significantly from these estimates.

(iii) Immediately after closing the Acquisition, Zyman’s revolving credit facility was repaid utilizing the proceeds of drawdowns under the Company’s revolving bank credit facility.

(iv) Zyman’s members’ equity has been eliminated to reflect the Acquisition.

(b)	The unaudited pro forma consolidated statement of operations for the year ended December 31, 2004 incorporates the following assumptions and adjustments:

(i)

Pro forma depreciation and amortization has been increased by $10,361 for the year ended December 31, 2004 to reflect the amortization of other intangible assets arising on the Acquisition, over their estimated lives of one to five years on a straight line basis. Approximately $7,700 has been amortized over a one year basis.

Pro forma depreciation expense has been increased by $50 for the year ended December 31, 2004 to reflect the additional depreciation expense as a result of Zyman’s property, plant and equipment adjustment to estimated fair value assuming an estimated remaining average life of six years on a straight-line basis.

(ii)

Interest expense has been adjusted to reflect the financing of the Acquisition, and to eliminate the historical interest expense of Zyman as a result of the repayment of Zyman’s revolving credit facility as follows:

Increase (decrease) of interest expense:
Revolving credit facility	$3,090
Zyman revolving credit facility	(83)
$3,007

Pro forma interest expense has been determined using an estimated interest rate of 5.62% for the Company’s revolving credit facility.

A change of 1/8% in the interest rate on the Company’s revolving credit facility would impact the pro forma interest expense by $69 for the year ended December 31, 2004.

Pro forma interest expense has been increased by $500 for the year ended December 31, 2004 to reflect the write-off of additional costs paid in connection with the amended bank arrangement, over a one year period.

Additionally, interest expense has been increased by $50 for the year ended December 31, 2004 to reflect the amortization of the present value of a liability assumed in the Acquisition.  The total present value of this liability is $2,333 of which $499 is current and $1,834 is long-term.

(iii)

Office and general expenses have been adjusted to reflect the additional compensation that would be reflected based on the bonus arrangements in relation to Zyman employees of $3,436.  In addition, Zyman incurred certain professional fees in connection with the acquisition for the year ended December 31, 2004 of $259.

(iv)

Income taxes have been adjusted to reflect the tax effect of the related pro forma adjustments based on the statutory tax rate in effect during the year ended December 31, 2004 and taxes of $5,500 on the Company's share of Zyman's net income.

(v)

Minority interest has been calculated based on the preferred return to the Company of the first $12,729 with the remaining earnings being allocated based on defined calculations in the LLC Agreement, which allocation may differ from the proportionate share of ownership during the first five years of such LLC Agreement.

5.	Reconciliation to Canadian GAAP

If Canadian GAAP were employed, the unaudited pro forma consolidated income (loss) from continuing operations for the year ended December 31, 2004 would be adjusted as follows:

Pro forma income from continuing operations based on United States GAAP	$3,354

MDC adjustments:

Interest expense	718
Stock-based compensation	2,050
Exchangeable debentures	(3,974)
Goodwill charges	(2,780)
Foreign exchange	(5,186)
(9,172)

Pro forma loss from continuing operations based on Canadian GAAP	$(5,818)

Pro forma loss from continuing operations per share under Canadian GAAP — Basic and Diluted	$(0.26)

The areas of material differences between Canadian and United States GAAP and their impact on the unaudited pro forma consolidated financial statements of the Company are described below:

(a)	Convertible Notes

Under US GAAP, the convertible notes are classified entirely as debt. Accordingly, interest expense is recorded based upon the effective interest rate associated with the underlying debt.

Under Canadian GAAP, in accordance with EIC 71, “Financial Instruments that May be Settled at the Issuer’s Option in Cash or its Own Equity Instruments”, the Company has classified the convertible notes as equity as the Company has the ability and intent to satisfy the obligation on redemption or maturity in freely tradable Class A shares.  Under Canadian GAAP, the Company has recorded an amount in long-term and current debt representing the present value of the future interest payments owing on the convertible debt.  The interest in respect of the convertible debt is recorded as a credit on account of the equity portion of the compound financial instrument such that the equity component is accreted to the face of the convertible debt upon maturity.

This difference results in a reclassification of the balance sheet between long-term debt and equity, and a reduction in the interest expense for the amount of the accreation that is not expensed for Canadian GAAP purposes.

During the quarter ended June 30, 2004, the notes were converted to equity. Therefore, the adjustments reflected pertain only to the interest adjustment up to the date of conversion.

(b)	Stock-based compensation

Under US GAAP, the Company accounted for the modification of the SAR awards as a settlement, measuring the incremental value of the awards based on the fair value of the modified awards on the date of modification.  Under Canadian GAAP, the Company measures the incremental value based on the fair value of the award on the date of the grant.  The difference in measurement date results in a lower amount of additional compensation recorded under Canadian GAAP and a corresponding lower amount credited to additional paid-in capital.

(c)	Exchangeable debentures

Under Canadian GAAP, EIC 117 “FASB Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities” prohibits the bifurcation of the embedded derivative in the exchangeable debentures.  In addition under EIC 56, “Exchangeable Debentures”, until such time as the exchange right is no longer contingent upon future events, no adjustment to the carrying value of the debentures is necessary.  In February 2004, the debentures became exchangeable for CDI units and at that time the carrying value of the debenture was required to be increased by $7,647 to reflect the underlying market value of the CDI units, for which the debentures are exchangeable with a corresponding change of earnings.

Under US GAAP, the Company must recognize in earnings each period the changes in the fair value of the embedded derivative within the contingently exchangeable debenture and such amount cannot be deferred.  This results in a loss on the derivative in the first quarter of 2004 of $3,673 immediately prior to settlement.

As a result of this difference, under Canadian GAAP, the resulting loss on the settlement of the exchangeable securities in the year ended December 31, 2004 is lower than that reported under US GAAP by $3,974, the amount of the change in fair value of the embedded derivative recognized in the prior period.

(d)	Goodwill charge

Historically, under US GAAP, the Company expensed as incurred certain costs related to existing plant closures where production was shifted to acquired facilities.  Historically, under Canadian GAAP, the expenditures were accrued as part of the business acquired and allocated to goodwill.  Accordingly, the timing of the recognition of such costs in the statement of operations is different under Canadian GAAP.  The resulting gain on sale of such assets in the year ended December 31, 2004 is lower under Canadian GAAP than under US GAAP by $2,780.

(e)	Foreign exchange

Under US GAAP and Canadian GAAP, foreign currency translation adjustments are not included in determining net income for the period but are disclosed and accumulated in a separate component of consolidated equity.  Under US GAAP, such adjustments remain in this separate component of consolidated equity until sale or until complete, or substantially complete, liquidation of the net investment, including the intercompany balances of a long-term investment nature that generated the adjustment.  However, under Canadian GAAP, an appropriate portion of the foreign currency translation adjustments accumulated in the separate component of consolidated equity is included in the determination of net income when there is any reduction in the related net investment resulting in a loss for Canadian GAAP purposes of $5,186 for the years ended December 31, 2004.

Item 9.01 Financial Statement And Exhibits

(c)                                  Exhibits

Exhibit No.	Description

Exhibit 10.1

Membership Unit Purchase Agreement, dated April 1, 2005, among MDC Partners Inc., ZG Acquisition Inc., Zyman Group, LLC, Zyman Company, Inc., Sergio Zyman, Arthur Ash, Patty Klingbiel and Micke Sinclair. (1)

Exhibit 10.2

Amended and Restated Limited Liability Company Agreement of Zyman Group, LLC, among MDC Partners Inc., ZG Acquisition Inc., Zyman Group, LLC, Zyman Company, Inc., and the other unitholders of Zyman Group, LLC. (1)

Exhibit 10.3

Limited Waiver, dated as of March 31, 2005, to the Credit Agreement, dated as of September 22, 2004 (and amended on December 22, 2004), among JPMorgan Chase Bank, N.A, The Toronto-Dominion Bank, Bank of Montreal, Bank of Nova Scotia and Canadian Imperial Bank of Commerce as lenders, and with MDC Partners Inc., Maxxcom Inc., an Ontario corporation, and Maxxcom Inc., a Delaware corporation, as borrowers. (1)

Exhibit 10.4

Amendment No. 3, dated as of April 1, 2005, to the Credit Agreement, dated as of September 22, 2004 (and amended on December 22, 2004), among JPMorgan Chase Bank, N.A., The Toronto-Dominion Bank, Bank of Montreal, Bank of Nova Scotia and Canadian Imperial Bank of Commerce as lenders, and with MDC Partners Inc., Maxxcom Inc., an Ontario corporation, and Maxxcom Inc., a Delaware corporation, as borrowers. (1)

Exhibit 99.1	Press release dated March 30, 2005 of MDC Partners Inc. announcing the delay of the company’s earnings release for the fourth quarter and full year year 2004. (1)

Exhibit 99.2	Press release dated April 1, 2005 of MDC Partners Inc. announcing the Acquisition. (1)

Exhibit 99.3	Slideshow presentation dated April 1, 2005. (1)

(1) Filed as an exhibit to the Registrant’s April 1, 2005 Current Report on Form 8-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: May 9, 2005	MDC PARTNERS INC.

By:/s/ Michael Sabatino
Name: Michael Sabatino
Title: Senior Vice President, Chief Accounting Officer